UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2015 (February 9, 2015)

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1621 FISKE PLACE OXNARD, CALIFORNIA 93033
(Address of Principal Executive Offices, Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2015, the board of directors (the “Board”) of Clean Diesel Technologies, Inc. (the “Company”) elected Till Becker, Ph.D. to the Company’s Board to serve for a term expiring at the Company’s annual meeting of stockholders in 2015. Dr. Becker will also serve on the technology committee of the Board. Dr. Becker will be entitled to receive compensation for his Board and committee service in accordance with the Company’s standard compensation arrangements for non-employee directors which are described under the caption “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2014, as adjusted by the Board from time to time.

There is no arrangement or understanding between Dr. Becker and any other person pursuant to which Dr. Becker was selected as a director. Dr. Becker has no related party transactions that are reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A copy of the press release relating to the election of Dr. Becker is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description of Exhibits
99.1	Press Release dated February 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

February 11, 2015	By:	/s/ David E. Shea
Name: David E. Shea
Title: Chief Financial Officer